FOR IMMEDIATE RELEASE

INVESTOR AND MEDIA CONTACT
Qrons Inc.
Mr. Jonah Meer
E: jmeer@qrons.com
P: 786-620-2140

BioLabMart Inc. Announces Company Name Change
 to Qrons Inc.

MIAMI, Florida, August 11, 2017/PR.COM/ – BioLabMart Inc, (OTC PINK/Trading Symbol: BLMB) ("the Company"), a startup preclinical stage biotechnology company, is pleased to announce that the company has changed its name to Qrons Inc., and has received a new Committee on Uniform Securities Identification Procedures (CUSIP) number of 74737F101.

"Qrons Inc. more accurately reflects the nature of our research of dealing with the treatment of neuro-degenerative diseases and neuronal injuries," commented Jonah Meer and Ido Merfeld, co-founders and Chief Executive Officer and President, respectively, of the Company.

The Company's common stock  traded under stock symbol "BLBM" on OTC PINK until market close on August 9, 2017. Trading on the OTC PINK under the new Qrons Inc. name and ticker symbol "QRON"  began at market open on August 10, 2017.

With the name change complete the Company is also arranging for application to make its shares DTC eligible.

The Company's new website under development will become www.qrons.com.

About the Company
Headquartered in Miami Florida, Qrons Inc. ("The Company") is a start-up preclinical stage biotechnology company engaged in developing solutions to combat neuro-degenerative diseases and neuronal injuries. The Company is working to develop a novel stem cell system to repair and regenerate neuronal damage. The system incorporates what the Company believes to be unique stem cell treatments, cell modifications and a novel delivery system. The Company's preliminary focus is on traumatic brain injury (TBI), although it believes such solutions may be effective in dealing with Parkinson's disease, Huntington's and Alzheimer's disease. The Company entered into a license and research funding agreement ("License Agreement") with Ariel University R&D Co., Ltd., a wholly owned subsidiary of Ariel University of Samaria, based in Ariel, Israel. Under the terms of the License Agreement, Professor Danny Baranes, the principal investigator and his research team will carry out further research relating to cell treatment with conditioned medium for neuronal tissue regeneration and repair. In consideration for payments under the License Agreement, the Company received an exclusive worldwide royalty- bearing license in Ariel patents and know-how to develop and commercialize products based on or incorporating conditioned medium for neuronal tissue regeneration and/or repair, resulting from Ariel's research or technology or the Company's research funding.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements concerning our future drug development plans, other statements regarding future research and product development plans, and any other statements which are other than statements of historical fact. These statements involve risks, uncertainties and assumptions that could cause the Company's actual operations, results and experience to differ materially from anticipated results and expectations expressed in these forward-looking statements. The Company has in some cases identified forward-looking statements by using words such as "anticipates," "believes," "hopes," "estimates," "looks," "expects," "plans," "intends," "goal," "potential," "may," "suggest," and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are the Company's need for, and the availability of, substantial capital in the future to fund its operations and research and development; successful development of clinical studies for any product we may develop, U.S. Food and Drug Administration clearance for any products developed, manufacturing of a commercially-viable version of our system and demonstration of safety and effectiveness sufficient to generate commercial orders by customers for any product we may develop. A more complete description of these risk factors is included in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

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Qrons Inc.
777 Brickell Ave, Suite 500   |  Miami, FL 33131  |  786.620.2140  |  info@qrons.com